EXHIBIT 10.24
     ASSUMPTION AGREEMENT, dated as of June 29, 2006, made by AUTO DISPOSAL SYSTEMS, INC., an Ohio corporation (“ADS”), ADS ASHLAND, LLC, an Ohio limited liability company (“ADS Ashland”), ADS PRIORITY TRANSPORT, LTD., an Ohio limited liability company (“ADS Priority”; ADS, ADS Ashland and ADS Priority are sometimes referred to herein individually as an “Additional Grantor” and, collectively, the “Additional Grantors”), in favor of Bear Stearns Corporate Lending Inc., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
RECITALS
     A. Insurance Auto Auctions, Inc., an Illinois corporation, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of May 19, 2005, as amended and restated as of June 29, 2006, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     B. In connection with the Credit Agreement, Inc., Insurance Auto Auctions, Inc. and certain of its Affiliates (other than the Additional Grantors) have entered into the Guarantee and Collateral Agreement, dated as of May 25, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
     C. The Credit Agreement requires the Additional Grantors to become parties to the Guarantee and Collateral Agreement; and
     D. The Additional Grantors have each agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement.
     NOW, THEREFORE, IT IS AGREED:
     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Borrower Obligations (as defined in the Guarantee and Collateral Agreement) as set forth in Section 2 thereof, grants the Administrative Agent, for the benefit of the Secured Parties, a security interest in its property as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 7 to the Guarantee and Collateral Agreement. Each Additional Grantor hereby represents and warrants that each of the representations and warranties contained in section 4 of the Guarantee and Collateral Agreement, as they relate to such Additional Grantor, is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

AUTO DISPOSAL SYSTEMS, INC.

By:	/s/ Scott Pettit

Name:

Title:

ADS ASHLAND, LLC

By:	/s/ Scott Pettit

Name:

Title:

ADS PRIORITY TRANSPORT, LTD.

By:	/s/ Scott Pettit

Name:

Title:

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